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                                                                   EXHIBIT 23(c)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, 33-70960, 33-14529, 333-03139 and 333-26149 each on Form S-8 and
Registration Statement Nos. 33-62715, 333-05971 and 333-20209 each on Form S-3 of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc., for the year ended September 30, 1997.


                                        /s/ Ernst & Young LLP



Boston Massachusetts
December 23, 1997